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Exhibit 4.8

EXECUTION COPY

$175,000,000

THERMADYNE HOLDINGS CORPORATION

9 1/4% Senior Subordinated Notes Due 2014

PURCHASE AGREEMENT

January 29, 2004

CREDIT SUISSE FIRST BOSTON LLC
(as Representative of the several Purchasers)
    c/o Credit Suisse First Boston LLC
        Eleven Madison Avenue
        New York, N.Y. 10010-3629

Ladies and Gentlemen:

        1.    Introductory.    Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") U.S.$175,000,000 principal amount of its 9 1/4% Senior Subordinated Notes Due 2014 ("Offered Securities") to be issued under an indenture, dated as of February 5, 2004 (the "Indenture"), between the Company and U.S. Bank National Association, as Trustee. The Offered Securities will be guaranteed (the "Subsidiary Guarantees") on a senior subordinated basis by each of the Company's U.S. subsidiaries listed on Schedule B hereto (each a "Guarantor" and collectively, the "Guarantors"). The United States Securities Act of 1933 is herein referred to as the "Securities Act".

        The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated the Closing Date (as defined below) among the Company, the Guarantors and the Purchasers (the "Registration Rights Agreement"), pursuant to which the Company agrees to file a registration statement with the Securities Exchange Commission (the "Commission") registering the resale of the Offered Securities under the Securities Act.

        On the Closing Date (as defined below), the Company will, simultaneously with the purchase, sale and delivery of the Offered Securities, amend and restate the Credit Agreement dated as of May 23, 2003, among the Company, the Guarantors, the lenders named therein and General Electric Capital Corporation, as agent and lender (as amended and restated, the "Amended and Restated Credit Agreement"), and borrow $20 million under the new term loan facility thereunder (the "New Term Loan Facility"). The Company will apply the proceeds from the purchase, sale and delivery of the Offered Securities, together with borrowings under the New Term Loan Facility, to the prepayment in full of all borrowings outstanding under the existing term loan facility (the "Existing Term Loan Facility") pursuant to the Credit and Guaranty Agreement, dated as of May 23, 2003 (the "Credit and Guaranty Agreement"), among the Company, the Guarantors, the lenders named therein and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent (the "Agent"). Contemporaneously with the purchase, sale and delivery of the Offered Securities, the Company will (i) deliver to the Agent an irrevocable notice of full prepayment of the Existing Term Loan Facility and (ii) wire transfer, to the account of the Agent designated for such purpose, the cash proceeds realized from the issuance of the Offered Securities together with borrowings under the New Term Loan Facility in a sum sufficient to prepay in full the Existing Term Loan Facility. These transactions are more fully described in the Offering Document (as defined below).

        The Company and the Guarantors hereby agree with the several Purchasers as follows:

        2.    Representations and Warranties of the Company and the Guarantors.    The Company and each Guarantor, jointly and severally, represents and warrants to, and agrees with, the several Purchasers that:

          (a)   A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), as supplemented as of the date of this Agreement, together with any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "Offering

  Document". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston LLC ("CSFB") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "Commission") and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (b)   The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

          (c)   Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (d)   The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company.

          (e)   The Indenture has been duly authorized by the Company and each of the Guarantors; the Offered Securities have been duly authorized by the Company and each of the Guarantors; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (f)    The Subsidiary Guarantee to be endorsed on the Offered Securities by each of the Guarantors has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor and will conform in all material respects to the description thereof contained in the Offering Document; when the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the several Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equity principles.

          (g)   The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. On the Closing Date, the

  Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Circular.

          (h)   On the Closing Date, the Exchange Securities will have been duly authorized by the Company and the Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (i)    The Subsidiary Guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Offering Document. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (j)    Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any subsidiary and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment.

          (k)   No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities, the Exchange Securities or the Private Exchange Securities (each as defined in the Registration Rights Agreement) or the issuance of the Subsidiary Guarantees or the guarantees related to the Exchange Securities or the Private Exchange Securities by the Guarantors by the Company, except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective.

          (l)    The execution, delivery and performance of the Indenture, the Subsidiary Guarantees, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities by the Company and the issuance of the Subsidiary Guarantees by the Guarantors and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities, the Exchange Securities and the Private Exchange Securities and the Guarantors have full power and authority to use the Subsidiary Guarantees and the guarantees related to the Exchange Securities and the Private Exchange Securities as contemplated.

          (m)  This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

          (n)   Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (o)   The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

          (p)   No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

          (q)   The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (r)   Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

          (s)   Except for the Registration Rights Agreement dated as of May 23, 2003, between the Company and the parties referred to therein as the Stockholders, with Angelo Gordon & Co., L.P. signing on behalf of such Stockholders, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Subsidiary Guarantees registered pursuant to any Registration Statement.

          (t)    Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (u)   Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement, or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (v)   The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (w)  Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (x)   The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

          (y)   The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

          (z)   No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (aa) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (bb) The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S ("Regulation S") thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

          (cc) Neither the Company or any Guarantor, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

          (dd) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

          (ee) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

          (ff)  No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (gg) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Offered Securities or the Subsidiary Guarantees.

          (hh) The Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

          (ii)   The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

          (jj)   No registration under the Securities Act of the Offered Securities or the Subsidiary Guarantees is required for the sale of the Offered Securities and the Subsidiary Guarantees to the Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Purchaser's representations set forth in Section 4 hereof. For purposes of this Agreement, "Exempt Resales" means resales of Offered Securities made in reliance of the exemption from the registration requirements under the Securities Act provided by Rule 144A under the Securities Act ("Rule 144A").

          (kk) The Company maintains and will maintain disclosure controls and procedures (as defined as Rule 13a-14 of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Company has carried out and will carry out evaluations, under the supervision and with the participation of the Company's management, of the effectiveness of the design and operation of the Company's disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

          (ll)   On the Closing Date, the Amended and Restated Credit Agreement will have been duly authorized, executed and delivered by the Company and the Guarantors and will conform in all material respects to the description thereof in the Offering Document, and, assuming the due authorization, execution, and delivery by the agents and lenders thereunder, the Amended and Restated Credit Agreement will constitute the valid and legally binding obligations of the Company and the Guarantors, respectively, enforceable in accordance with their terms.

          (mm) The irrevocable notice of full prepayment of the Existing Term Loan Facility to be delivered contemporaneously with the purchase, sale and delivery of the Offered Securities on the Closing Date, together with the prepayment contemplated thereby, shall thereby cause, within three days thereof, all agreements and instruments evidencing or governing the indebtedness under the Credit and Guaranty Agreement and other obligations thereunder, and all lending or other commitments thereunder, to be terminated and all liens securing such indebtedness under the Credit and Guaranty Agreement and other obligations to be released.

        3.    Purchase, Sale and Delivery of Offered Securities.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.625% of the principal amount thereof plus accrued interest from February 5, 2004 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

        The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Company at the office of Cravath, Swaine & Moore LLP at 9:00 A.M. (New York time), on February 5, 2004, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office at least 24 hours prior to the Closing Date.

        4.    Representations by Purchasers; Resale by Purchasers.    (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (b)   Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

    "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

  Terms used in this subsection (b) have the meanings given to them by Regulation S.

          (c)   Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers, or with the prior written consent of the Company.

          (d)   Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

        5.    Certain Agreements of the Company.    The Company agrees with the several Purchasers that:

          (a)   The Company will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFB's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (b)   The Company will furnish to CSFB copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB requests, and the Company will furnish to CSFB on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFB (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

          (c)   The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

          (d)   During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFB, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

          (e)   During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

          (f)    During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (g)   The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture, and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, and (vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Company's officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

          (h)   In connection with the offering, until CSFB shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          (i)    For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

        6.    Conditions of the Obligations of the Purchasers.    The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors herein, to the accuracy of the statements of officers of the Company and each Guarantor made pursuant to the provisions hereof, to the performance by the Company and each Guarantor of its obligations hereunder and to the following additional conditions precedent:

          (a)   The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and to the effect that:

              (i)  they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Offering Document and in the Exchange Act Reports;

             (ii)  on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

              (A)  the unaudited consolidated net sales, net operating income and net income amounts for the combined nine-month period ended September 30, 2003 included in the Offering Document do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

              (B)  at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in total debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

              (C)  for the period from the closing date of the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, consolidated operating income or consolidated net income;

    except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document disclose have occurred or may occur or which are described in such letter; and

            (iii)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (b)   Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any

  "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c)   The Purchasers shall have received an opinion, dated the Closing Date, of Armstrong Teasdale LLP, counsel for the Company, that:

              (i)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

             (ii)  Each Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each Guarantor has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

            (iii)  The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors; the Offered Securities have been duly authorized, executed, authenticated, issued and delivered by the Company and each of the Guarantors and conform to the description thereof contained in the Offering Document; and the Indenture and the Offered Securities constitute valid and legally binding obligations of the Company and the Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (iv)  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

             (v)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities, the Exchange Securities or the Private Exchange Securities (each as defined in the Registration Rights Agreement) or the issuance of the Subsidiary Guarantees or the guarantees related to the Exchange Securities or the Private Exchange Securities by the Guarantors by the Company, except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective.

            (vi)  There are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to such counsel's knowledge, contemplated.

           (vii)  The execution, delivery and performance of the Indenture, the Subsidiary Guarantees, this Agreement, and the Registration Rights Agreement, and the issuance and sale of the Offered Securities by the Company and the issuance of the Subsidiary Guarantees by the Guarantors and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities, the Exchange Securities and the Private Exchange Securities and the Guarantors have full power and authority to use the Subsidiary Guarantees and the guarantees related to the Exchange Securities and the Private Exchange Securities as contemplated.

          (viii)  This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

            (ix)  The Exchange Securities have been duly authorized by the Company and the Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (x)  The Subsidiary Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor, and has been duly executed and delivered by each such Guarantor and conforms to the description thereof contained in the Offering Document. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (xi)  The Subsidiary Guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Offering Document. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

           (xii)  The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors, and is a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (xiii)  Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the

    Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

          (xiv)  Except for the Registration Rights Agreement dated as of May 23, 2003, between the Company and the parties referred to therein as the Stockholders, with Angelo Gordon & Co., L.P. signing on behalf of such Stockholders, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Subsidiary Guarantees registered pursuant to any Registration Statement.

           (xv)  The Indenture conforms in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (xvi)  No registration under the Securities Act of the Offered Securities or the Subsidiary Guarantees is required for the sale of the Offered Securities and the Subsidiary Guarantees to the Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Purchaser's representations set forth in Section 4 hereof.

         (xvii)  It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

        (xviii)  Such counsel have no reason to believe that the Offering Circular, or any amendment or supplement thereto, or any Exchange Act Report, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; the descriptions in the Offering Circular and the Exchange Act Reports of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular and the Exchange Act Reports.

          (d)   The Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFB may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e)   The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Offering Document or as described in such certificate.

          (f)    The Purchasers shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

          (g)   The Amended and Restated Credit Agreement shall be in full force and effect and the Purchasers shall have received true and correct copies of all documents pertaining thereto and evidence reasonably satisfactory to the Purchasers of the effectiveness thereof.

          (h)   The Company shall have borrowed, simultaneously with the purchase, sale and delivery of the Offered Securities on the Closing Date, $20 million under the New Term Loan Facility.

          (i)    Irrevocable notice of full prepayment of the Existing Term Loan Facility shall be provided to the Agent, and the prepayment contemplated thereby shall be fully funded with the borrowings under the New Term Loan Facility and the proceeds from the purchase, sale, and delivery of the Offered Securities, each contemporaneously with the purchase, sale and delivery of the Offered Securities on the Closing Date, and the Purchasers shall receive such evidence as they shall reasonably request as to the satisfaction of the foregoing.

        The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchaser hereunder.

        7.    Indemnification and Contribution.    (a) The Company will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

          (b)   Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the third, sixth and tenth paragraph under the caption "Plan of Distribution"; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

          (c)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection

  (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          (d)   If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d) Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e)   The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

        8.    Default of Purchasers.    If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

        9.    Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        10.    Notices.    All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Thermadyne Holdings Corporation, 16052 Swingley Road, Suite 300, Chesterfield, MO 63017, Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

        11.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

        12.    Representation of Purchasers.    You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

        13.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        14.    Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

        The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Purchasers, the Company and the Guarantors in accordance with its terms.

Very truly yours,
THERMADYNE HOLDINGS CORPORATION
By:	/s/ JAMES H. TATE James H. Tate Senior Vice President and Chief Financial Officer
C&G SYSTEMS, INC.
By:	/s/ JAMES H. TATE James H. Tate Senior Vice President and Chief Financial Officer
C&G SYSTEMS HOLDING, INC.
By:	/s/ JAMES H. TATE James H. Tate Senior Vice President and Chief Financial Officer
MECO HOLDING COMPANY
By:	/s/ JAMES H. TATE James H. Tate Senior Vice President and Chief Financial Officer
PROTIP CORPORATION
By:	/s/ JAMES H. TATE James H. Tate Senior Vice President and Chief Financial Officer
STOODY COMPANY
By:	/s/ JAMES H. TATE James H. Tate Senior Vice President and Chief Financial Officer

THERMADYNE INDUSTRIES, INC.
By:	/s/ JAMES H. TATE James H. Tate Senior Vice President and Chief Financial Officer
THERMADYNE INTERNATIONAL CORP.
By:	/s/ JAMES H. TATE James H. Tate Senior Vice President and Chief Financial Officer
THERMADYNE RECEIVABLES INC.
By:	/s/ JAMES H. TATE James H. Tate Senior Vice President and Chief Financial Officer
THERMAL ARC, INC.
By:	/s/ JAMES H. TATE James H. Tate Senior Vice President and Chief Financial Officer
THERMAL DYNAMICS CORPORATION
By:	/s/ JAMES H. TATE James H. Tate Senior Vice President and Chief Financial Officer
TWECO PRODUCTS, INC.
By:	/s/ JAMES H. TATE James H. Tate Senior Vice President and Chief Financial Officer
VICTOR EQUIPMENT COMPANY
By:	/s/ JAMES H. TATE James H. Tate Senior Vice President and Chief Financial Officer

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

Acting on behalf of itself
and as the Representative of
the several Purchasers.

CREDIT SUISSE FIRST BOSTON LLC
By:	/s/ JUSTIN VORWERK
	Name:	Justin Vorwerk
	Title:	Managing Director

SCHEDULE A

Purchaser	Principal Amount of Offered Securities
Credit Suisse First Boston LLC	$105,000,000
Lehman Brothers Inc.	70,000,000

Total	$175,000,000

A-1

SCHEDULE B

C&G Systems, Inc., an Illinois corporation

C&G Systems Holding, Inc., a Delaware corporation

MECO Holding Company, a Delaware corporation

PROtip Corporation, a Missouri corporation

Stoody Company, a Delaware corporation

Thermadyne Industries, Inc., a Delaware corporation

Thermadyne International Corp., a Delaware corporation

Thermadyne Receivables Inc., a Delaware corporation

Thermal Arc, Inc., a Delaware corporation

Thermal Dynamics Corporation, a Delaware corporation

Tweco Products, Inc., a Delaware corporation

Victor Equipment Company, a Delaware corporation

B-1

SCHEDULE C

BBM Srl
Via Rio Fabbiani, 8
40067 Rastignano
Bologna, Italy

C&G Systems, Inc.
1401 Glenlake
Itaska, IL 60143

C&G Systems Holding, Inc.
16052 Swingley Ridge Road, Suite 300
Chesterfield, MO 63017

Canadian Cylinder Company
2220 Wyecroft Road
Oakville, Ontario
Canada L6L 5V6

Cigweld Pty Ltd.
85 Chifley Drive
Preston Victoria, 3072
Australia

Comet Property Holdings Limited
Accra Bldg. 122 Gamboa Street
Lagaspi Village
Makati City, Philippines

Commercialization Metalservice Service Ltda.
Piloto Lazo #90 Cerillos
Santiago, Chile

Comweld Malaysia Sdn. Bhd.
Lot 151, Rawang Integrated Industrial Park
Jalan Batu Arang
48000 Rawang
Selangor Darul Ehsan
West Malaysia

Comweld (Philippines) Inc.
85 Chifley Drive
Preston Victoria 3072
Australia

Duxtech Pty Ltd.
85 Chifley Drive
Preston Victoria 3072
Australia

GENSET SpA
Thermadyne Italia S.P.A. fka PALCO, Italia S.P.A.
Via Stazione 5
Villanova d'Ardenghi
Pavia 27030 Italy

Maxweld & Braze Pty. Ltd.
9 First Street
Boksburg North
Boksburg, South Africa
Stand #471 B14

MECO Holding Company
16052 Swingley Ridge Road, Suite 300
Chesterfield, MO 63017

O.C.I.M. S.r.l.
Via Benaco, 3
S. Giuliano Milanese (MI)
Milan, Italy 20098

Palco Trading Company
P.O. Box 34 - 35
Dubal, UAE

Philippine Welding Equipment, Inc.
Ground Floor, PWE Bldg.
North Road Jagobiao
Mandaue City
Cebu, Philippines

ProTip Corporation
16052 Swingley Ridge Road, Suite 300
Chesterfield, MO 63017

PT Comweld Indonesia
Kawasan Industri Jababeka
JI Jababeka VI Block P No. 3
Cikarang, Bekasi 17550
Indonesia

PT Thermadyne Utama Indonesia (f/k/a PT Kawasan Industri Jababeka)
JI Jababeka VI Block P No. 3
Cikarang, Bekasi 17550
Indonesia

Quetack Pty Ltd.
85 Chifley Drive
Preston Victoria 3072
Australia

Quetala Pty Ltd.
85 Chifley Drive
Preston Victoria 3072
Australia

Quetala Unit Trust
85 Chifley Drive
Preston Victoria 3072
Australia

Soldaduras Soltec Ltda.
Piloto Lazo #90 Cerrillos
Santiago 7278654 Chile

Stoody Company
5557 Nashville Road
Bowling Green, KY 42101

TEC.MO. Control S.r.l.
Via Rio Fabbiani, 8
40067 Rastignano
Bologna, Italy

TEC.MO. S.r.l.
Via Rio Fabbiani, 8
40067 Rastignano
Bologna, Italy

Thermadyne Asia/Pacific PTE Ltd.
UE Tech Park #02-03
8 Pandane Crescent
Singapore 128464

Thermadyne Asia SDN BHD (Malaysia)
Lot 151, Rawang Integrated Industrial Park
Jalan Batu Arang
48000 Rawang
Selangor Darul Ehsan
West Malaysia

Thermadyne Australia Pty Ltd.
85 Chifley Drive
Preston Victoria 3072
Australia

Thermadyne Brazil Holdings, Ltd.
16052 Swingley Ridge Road, Suite 300
Chesterfield, MO 63017

Thermadyne Chile Holdings, Ltd.
16052 Swingley Ridge Road, Suite 300
Chesterfield, MO 63017

Thermadyne Cylinder Co.
2220 Wyecroft Road
Oakville, Ontario
Canada L6L 5V6

Thermadyne de Mexico S.A. de C.V.
Francisco del Paso y Troncoso 869
Col Los Reyes
Mexico City, Mexico 08620

Thermadyne do Brasil Ltda
Rau Marechal Deodro 597
Vila Paulo Apto 121
Sao Caetano Do Suls 09541300

Thermadyne Foreign Sales Corporation (Barbados)
c/o Price Waterhouse Corporate Services
Price Waterhouse Centre
Collymore Road, St. Michael, Barbados

Thermadyne Industries, Inc.
16052 Swingley Ridge Road, Suite 300
Chesterfield, MO 63017

Thermadyne Industries Limited (UK)
Europa Building
3 Chorley North Industrial Park
Chorley Lancashire PR6 7BX England

Thermadyne International Corp.
2070 Wyecroft Road
Oakville, Ontario
Canada L6L 5V6

Thermadyne Italia SRL
Via Gb Stucchi 66120A
Monza, Italy 20052

Thermadyne Hong Kong Limited
3rd Floor Block G Marigold Garden
12-14 Marigold Road
Kowloon
Hong Kong

Thermadyne Japan Ltd.
4-3-18-201 Zuiko Higashi
Yodogawa-Ka
Osaka, Japan 533-0005

Thermadyne Korea, Ltd.
Lot 151, Rawang Integrated Industrial Park
Jalan Batu Arang
48000 Rawang
Selangor Darul Ehsan
Malaysia

Thermadyne Receivables, Inc.
16052 Swingley Ridge Road, Suite 300
Chesterfield, MO 63017

Thermadyne South Africa (Pty) Ltd.
Dba Unique Welding Alloys
9 First Street
Boksburg North
Boksburg, South Africa
Stand #471 B14

Thermadyne South America Holdings, Ltd.
E&Y Corporate Services Ltd.
One Capital Place PO Box 1034
George Town Grand Cayman
Cayman Island

Thermadyne (Thailand) Co. Ltd.
Piansri Wattana Bldg. 29/9 Moo 14
Banga-Trad Road Rm 6 Bangkaew
Bangplee Samutprakarn Thailand 10540

Thermadyne Victor Ltd.
Avenida Brazil 13629
Rio de Janeiro RJ 21012 - 351
Brazil

Thermadyne Welding Products Canada, Ltd.
2070 Wyecroft Road
Oakville, Ontario
Canada L6L 5V6

Thermal Arc, Inc.
2200 Corporate Drive
Troy, OH 45373

Thermal Arc Philippines Inc.
Ground Floor, PWE Building
North Road, Jagobiao
Mandaue City 6014
Cebu Philippines

Thermal Dynamics Corporation
Industrial Part #2
West Lebanon, NH 03784

Thermal Dynamics Europe Srl
Thermal Dynamics Corporation
Industrial Part #2
West Lebanon, NH 03784

Tweco de Mexico SA de C.V.
Jesus Siqueiros 652
Col. Alvaro Obregon
Hermosillo Sonora, Mexico 83170

TWECO Products, Inc.
4200 West Harry
Wichita, KS 67209

Victor Equipment Company
2800 Old Airport Road
Denton, TX 76205

Victor Equipment de Mexico, S.A. de C.V.
Jesus Siqueiros #652
Colonia Alvaro Obregon
Hermosillo, Sonora, Mexico, 83170

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  Exhibit 4.8